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      EX-99.2

            PRESS RELEASE


Hoover's, Inc., Agrees to Acquire Powerize.com

PR Newswire - July 12, 2000 16:20

Acquisition Brings Tools, Technology and Distribution to Hoover's Online

AUSTIN, Texas, July 12 /PRNewswire/ -- Hoover's, Inc. (Nasdaq: HOOV), operator of the businessperson's portal Hoover's Online (http://www.hoovers.com), today announced that it has entered into a definitive agreement to acquire Powerize.com, Inc. (http://www.Powerize.com), a developer of content integration and syndication technology, and operator of a business research Web site with more than 600,000 registered members. Hoover's will use Powerize.com's technology to syndicate its tools and Hoover's content and services to Web sites, including corporate intranets, enterprise information portals (EIPs) and business-to-business vertical and content sites, including Hoover's Online.

Under the terms of the agreement, Hoover's will pay approximately $17.1 million in cash and stock for all the outstanding shares, options and warrants of Powerize.com. The agreement has been approved by each company's board of directors and is subject to customary conditions, including approval by Powerize.com stockholders. Holders of approximately 58.9 percent of the Powerize.com shares have agreed to vote their shares in favor of the transaction. The deal is expected to close during Hoover's second quarter, ending September 30, 2000.

"The acquisition of Powerize.com strengthens Hoover's in two very important ways," said Hoover's CEO Patrick Spain. "First, our position as the leading destination business portal is enhanced through the addition of Powerize.com's large user base of businesspeople, premium content collection of more than 10,000 sources, industry-leading content integration technology and traffic-driving tools such as custom e-mail newsletters and alerts. Second, as a follow-on to our investment last week in search tools company 10K Wizard, Hoover's further enhances its position as a significant player in the emerging arena of syndicating tools and services for enterprise portals and other Web sites. Among these services are custom content and tools integration, application hosting and specialized e-commerce services."

"Hoover's Online is clearly the premier Web site for businesspeople," said Edwin Addison, CEO of Powerize.com. "Fully integrating Powerize.com's premium business and financial information and newsletters, and the tools that power them will, we believe, cement Hoover's Online as the Web's most comprehensive business portal. We're pleased to join Hoover's to help businesspeople around the world do their jobs better and faster than ever before."

The acquisition of Powerize.com is expected to significantly increase unique users and page views on Hoover's Online, as well as greatly enhance the industry information, tools and functionality on the site. Currently, Powerize.com delivers over 12 million advertising-supported newsletters and alerts each month to its more than 600,000 registered users. Its registered user base is growing by an average of 2,000 new members daily. Through the combination of Powerize.com's newsletters and page views, Hoover's Online gains approximately 50% more sellable advertising inventory.

"In addition to gaining market share and broadening our revenue streams, this combination adds some critical elements to the company," said Spain. "Powerize.com's technology gives Hoover's Online greater opportunities for targeted advertising through Powerize.com's industry-specific newsletters and e-mail alert services, which further strengthen the product offered by our advertising sales force. In addition, the purchase will approximately double the size of Hoover's technology staff, which will allow us to be more aggressive in our efforts to roll out further enhancements to Hoover's Online."

Under the terms of the acquisition, Powerize.com's technology, as well as content from more than 10,000 premium sources with which Powerize.com has licensing

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agreements, will become consolidated within Hoover's Online beginning in the fall of 2000. Upon the close of the transaction, Powerize.com will operate as Hoover's new tools syndication and content integration subsidiary, which will continue to be based at Powerize.com's current offices in Linthicum, Maryland, and Reston, Virginia. Hoover's expects that all of Powerize.com's approximately 60 employees will join Hoover's, and Powerize.com's chief executive officer, Edwin Addison, will become chairman of Hoover's Powerize subsidiary. President and chief operating officer Mark Gaertner will join the Hoover's management team as president of Hoover's Powerize subsidiary.

Powerize.com provides content integration and traffic-building services to:

-- A network of high-traffic affiliate Web sites, including CNBC.com, Fox Marketwire, and AOL's Netscape Netcenter;

-- Distribution partners including Inktomi, iSyndicate, MediaDNA and Mobilize, Inc.; and

-- Enterprise information portals. Powerize.com is the content integration partner for portals built by Engenia Software, Hummingbird Ltd., Hyperwave, Lotus, Plumtree Software, Radnet, Sybase, Verity and Viador, among other corporate portal tool vendors.

In addition to the more than 600,000 registered members of its Web site, Powerize.com delivers mission-critical business information and research directly to the intranets of more than 1,700 corporate,government, and not-for-profit customers, including over half the Fortune 500. In addition to Hoover's, Powerize.com's major content partners include Bell & Howell Information and Learning, BNA Inc., COMTEX News Network, EBSCO Information, Phillips Publishing, Primark and Zacks Investment Research, among others.

The specific terms of the transaction will include Hoover's issuance of 1.48 million shares and $2.42 million in cash in exchange for all the common stock of Powerize.com. In addition, Hoover's will reserve approximately 400,000 additional shares for issuance upon exercise of all outstanding Powerize.com options and warrants, as well as approximately $220,000 for distribution upon exercise of all Powerize.com warrants. Based on the closing price of Hoover's common stock on the Nasdaq National Market on July 11, 2000 (and assuming the exercise of all existing Powerize.com options and warrants), the transaction is valued at approximately $17.1 million.

The acquisition is intended to qualify as a tax-free reorganization, and will be accounted for as a purchase. While the integration and expansion of Hoover's Powerize subsidiary can be expected to depress operating earnings for the next two quarters, it is not expected to change the company's targeted profitability for the quarter ending March 31, 2001. The transaction is expected to be accretive to revenues immediately upon closing, and be accretive to operating income beginning in June 2002.

Hoover's Online will be hosting a conference call and live Webcast to discuss the acquisition of Powerize.com today at 5:00 PM EST. To access the Webcast go to Hoover's Online at www.hoovers.com, click on "About Hoover's" and then "Investor Relations," or go to: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=HOOV&script=2100. To listen to a replay of the call, dial 800-633-8284, reservation #15781101.

About Powerize.com

Founded in January 1997, Powerize.com is headquartered in Linthicum, Maryland, with additional offices in Reston, Virginia. In addition to its industry-leading content integration technology, Powerize.com provides access to content from more than 10,000 publications and other sources, including brand-name newspapers, magazines, trade journals, newswires and research providers.

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About Hoover's, Inc.

Hoover's, Inc. operates Hoover's Online, the businessperson's portal, which provides more than 3 million businesspeople with timely and reliable information that allows them to make informed decisions. Hoover's then provides an e-commerce marketplace in which businesspeople can act on those decisions to purchase information, products and services. At the core of Hoover's Online lies a proprietary database of authoritative business knowledge about the world's largest, most influential and fastest-growing companies and industries, and created by more than 120 writers, editors and researchers. Hoover's uses its proprietary searching and sorting technology to combine that database with high-quality third-party business information, including news, a directory of business Web sites, and biographical and product information, as well as business travel, personal finance and career tools, to make Hoover's Online the one-stop source for businesspeople seeking to get their jobs done. Hoover's Online is also available through several Internet services, including America Online, Dow Jones, Microsoft, Reuters and Yahoo! Hoover's investors include Time Warner (NYSE: TWX), Media General (AMEX: MEG.A), NBC -- a unit of General Electric (NYSE: GE), and Knowledge Universe, through its Knowledge Net Holdings and Nextera Enterprises (Nasdaq:
NXRA) units.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements relating to future events or results that involve risks and uncertainties, including statements regarding the completion of the proposed acquisition, expected benefits and consequences of the proposed acquisition, and anticipated future financial results. These forward-looking statements are subject to risks that required stockholder or other approvals might not be obtained in a timely manner or that the proposed acquisition otherwise is not completed, as well as risks relating to the timing and successful completion of product development efforts, integration of the technologies and content, products, personnel and businesses of Hoover's and Powerize.com, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors described in the most recent Form 10-K and other periodic reports filed by Hoover's with the Securities and Exchange Commission.

Contact: Lisa Glass of Hoover's, Inc., 512-374-4662, or lglass@hoovers.com; or Anila N. Kalbi, 212-699-2737, or Anilak@middleberg.com, or Machie Madden, 212-699-2719, or Machie@middleberg.com, both of Middleberg Euro rscg, for Hoover's, Inc.; or Michael Gallagher of Powerize.com, Inc., 703-438-3500, ext. 8111, or mgallagher@powerize.com; or Kathryn Akers of Abernathy MacGregor, 212-371-5999, or kea@abmac.com, for Powerize.com, Inc.

SOURCE Hoover's, Inc.

/CONTACT: Lisa Glass of Hoover's, Inc., 512-374-4662, or lglass@hoovers.com; or Anila N. Kalbi, 212-699-2737, or Anilak@middleberg.com, or Machie Madden, 212-699-2719, or Machie@middleberg.com, both of Middleberg Euro rscg, for Hoover's, Inc.; or Michael Gallagher of Powerize.com, Inc., 703-438-3500, ext. 8111, or mgallagher@powerize.com; or Kathryn Akers of Abernathy MacGregor, 212-371-5999, or kea@abmac.com, for Powerize.com, Inc./

/Web site: http://www.Powerize.com

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http://www.hoovers.com/ (HOOV)